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                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY






                            A/P I DEPOSIT CORPORATION





                                       AND





                              THE PARTIES LISTED ON

                           THE SIGNATURE PAGES HERETO








                          REGISTRATION RIGHTS AGREEMENT


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            This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into on and as of June 20, 2001 by and between A/P I Deposit Corporation, a Delaware corporation (the "COMPANY"), and Wells Fargo Bank Northwest, N.A. (the "TRUSTEE") not individually, but solely as trustee under the Trust Agreement (as hereinafter defined) (each aforementioned person, individually a "PARTY" and collectively, the "PARTIES.")

            WHEREAS, simultaneously with the execution of this Agreement, the Company has entered into a Certificate Purchase Agreement of even date herewith, as it may be amended from time to time (the "CERTIFICATE PURCHASE AGREEMENT"), among the Company and the Holders (as hereinafter defined) signatories thereto pursuant to which the Company is selling certificates of the Trust (as hereinafter defined); and

            WHEREAS, it is a condition precedent to the obligation of the Holders pursuant to the Certificate Purchase Agreement to purchase the certificates of interest in the Trust (as hereinafter defined) that the Holders be granted the registration rights provided for herein.

            WHEREAS, as an inducement to enter into the Certificate Purchase Agreement with the Company and purchase the Certificates by the Holders, Amtrak and the Borrower are entering into a letter agreement of even date herewith (the "REGISTRATION RIGHTS SIDE LETTER") whereby they are agreeing to assist the Company, subject to certain exceptions and/or limitations set forth in the Registration Rights Side Letter, with its obligations hereunder.

            NOW THEREFORE, the Parties hereto agree as follows:

1.    DEFINITIONS

      In addition to the terms defined elsewhere herein, when used herein the following terms shall have the meanings indicated:

"AMTRAK" shall mean the National Railroad Passenger Corporation, a District of Columbia corporation.

"BORROWER" shall mean Penn Station Leasing, LLC, a Delaware limited liability company.

"CERTIFICATES" shall mean (i) the certificates of beneficial interest of the Trust issued pursuant to the Trust Agreement owned of record by the Holders and
(ii) any such certificates from time to time acquired by the Holders after the date hereof.

"COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

"HOLDERS" shall mean the Persons who purchase Certificates pursuant to the Certificate Purchase Agreement, and their respective transferees.

"PERSON" shall mean a natural person, corporation, general partnership, limited partnership, limited liability company, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or a government or agency or political subdivision thereof.

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"REGISTRABLE CERTIFICATES" shall mean at any time any Certificates, PROVIDED,
HOWEVER, that Registrable Certificates shall not include any Certificates (x) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration or (y) which have been sold pursuant to Rule 144 (or any other similar provision then in force) promulgated under the Securities Act ("RULE 144").

"SECURITIES ACT" shall mean the United States Securities Act of 1933, as amended.

"SECURITIES EXCHANGE ACT" shall mean the United States Securities Exchange Act of 1934, as amended.

"TRUST" shall mean the Amtrak/Pennsylvania Station Lease Finance Trust-2001 formed pursuant to the Trust Agreement.

"TRUST AGREEMENT" means the Trust Agreement, dated as of June 20, 2001, between the Company and Wells Fargo Bank Northwest, N.A., as Trustee.

"TRUSTEE" means Wells Fargo Bank Northwest, N.A., as trustee under the Trust Agreement.

      Terms used herein but not defined shall have the meanings assigned to them in the Trust Agreement.

2.    DEMAND REGISTRATION

(a) REQUEST FOR REGISTRATION. At any time within thirty (30) days from the date hereof, the Trustee on behalf of Holders of Registrable Certificates representing at least 51% of the Fractional Undivided Interest may make a one-time written request to the Company (a "DEMAND REQUEST"), with a copy to Amtrak, for the registration under the Securities Act of all or part of the Holders' Registrable Certificates (a "DEMAND REGISTRATION") so as to permit a public offering and sale of such Registrable Certificates for up to 90 days. The Company shall file the Demand Registration within one hundred and eighty (180) days after receiving a Demand Request (the "REQUIRED FILING DATE") and shall use its commercially reasonable efforts to cause the same to be declared effective by the Commission as soon as reasonably practicable after such filing and in no event later than two hundred seventy (270) days after the Required Filing Date. In the event that the Demand Registration is not effective within two hundred seventy
      (270) days of the Required Filing Date, following the expiration of such two hundred seventy (270) day period, the Company may withdraw the Registration Statement, provided, however, that the provisions of Section 4(d) relating to increased costs to Amtrak and the Borrower shall remain in effect. Notwithstanding anything herein to the contrary, the Holders of Registrable Certificates shall be entitled to make only one Demand Request hereunder for a resale shelf and such Demand Request shall not contemplate a traditional underwritten offering.

(b) PRIORITY ON DEMAND REGISTRATIONS. No securities to be sold for the account of any Person (including the Company and including any other holder of securities of the Company) other than Holders making or joining the request pursuant to Section 2(a) above shall be included in a Demand Registration.


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3.    [RESERVED]

4.    MISCELLANEOUS REGISTRATION RIGHTS PROVISIONS

(a) REGISTRATION PROCEDURES. Whenever the Trustee on behalf of the Holders of Registrable Certificates representing at least 51% of the Fractional Undivided Interest has requested that any Registrable Certificates be registered pursuant to this Agreement in accordance with Section 2(a), the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Certificates in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as soon as is reasonably practicable:

      (i) prepare and file with the Commission a registration statement on any appropriate form under the Securities Act, with respect to such Registrable Certificates and use its commercially reasonable efforts to cause such registration statement to become effective at the earliest practicable time (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holders of a majority of the Fractional Undivided Interest of Registrable Certificates covered by such registration statement copies of all such documents proposed to be filed);

      (ii) prepare and file with the Commission and notify each seller of such Registrable Certificates immediately after the filing of such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

      (iii) furnish to each seller of Registrable Certificates such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary and summary prospectus) and any other prospectus filed under Rule 424 or Rule 430 A under the Securities Act reasonably requested by such seller, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Certificates owned by such seller;

      (iv) use its commercially reasonable efforts to register or qualify such Registrable Certificates under such other securities or blue sky laws of such jurisdictions as each seller reasonably requests, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Certificates owned by such seller in such jurisdictions (PROVIDED, HOWEVER, that the Company will not


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            be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) consent to general service of process in any such jurisdiction or (C) subject itself to any taxation (other than stamp taxes) in any such jurisdiction);

      (v) notify each seller of Registrable Certificates promptly after it shall receive notice thereof, of the time when such registration statement has become effective;

      (vi) notify each seller of Registrable Certificates promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

      (vii) provide a transfer agent and registrar for all Registrable Certificates sold under the registration not later than the effective date of the registration statement;

     (viii) furnish to each Holder participating in the registration a signed counterpart, addressed to such Holder (a) of an opinion of counsel as to such matters that are customarily covered in an opinion of counsel delivered to an underwriter, including that the registration is valid and effective and such other matters as such Holder may reasonably request and (b) of a "cold comfort" letter signed by the independent public accountants who have issued a report on the Company's financial statements included in the registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountant's letter, with respect to events subsequent to the date of such financial statements, as are customarily delivered to underwriters in underwritten public offerings of securities and such other financial matters as such Holder may reasonably request;

      (ix) advise each seller of such Registrable Certificates, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or of any order suspending or preventing the use of any related prospectus in any jurisdiction or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

      (x) notify each seller of Registrable Certificates covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare, file with the Commission and to furnish such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall


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            not include an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

      (xi) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and Rule 158 promulgated thereunder and will furnish to each such seller at least two business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

      (xii) enter into such customary agreements (excluding underwriting agreements) and take such other customary actions as the holders of Registrable Certificates shall reasonably request in order to expedite or facilitate the disposition of such Registrable Certificates;

     (xiii) make available for inspection by any seller of Registrable Certificates and any attorney, accountant or other agent retained by any such seller, all financial and other records, pertinent corporate documents and properties of such Person and cause its respective officers, directors, employees and independent accountants to supply all information reasonably requested by any such sellers, attorney, accountant or agent in connection with such registration statement;

      (xiv) deliver promptly to each Holder participating in an offering who so requests in writing the file correspondence and memoranda described below, copies of all correspondence between the Commission and such Person, its counsel or auditors with respect to the registration statement and permit each Holder to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include reasonable access to books, records and properties and opportunities to discuss the business of such Person with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request;

      (xv) permit any Holder of Registrable Certificates which Holder, in its reasonable judgment, might be deemed to be an underwriter or a controlling person of such Person, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to such Person


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            in writing, which in the reasonable judgment of such holder and its counsel should be included; and

      (xvi) use its commercially reasonable efforts to cause such Registrable Certificates covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Certificates.

If any such registration or comparable statement refers to any Holder by name or otherwise as the Holder of any securities of the Company or the Trust and if, in its reasonable judgment, such Holder is or might be deemed to be a controlling person of the Company or the Trust, such Holder shall have the right to require
(i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder and presented to the Company in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's or the Trust's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company or the Trust, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder; provided that with respect to this clause (ii) such Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

The Company may require each Holder of Registrable Certificates to be included in such registration statement to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Certificates as the Company may from time to time reasonably request and any such other information as may be legally required in connection with such registration.

(b) SUSPENSION OF DISPOSITIONS. Each Holder agrees by acquisition of any Registrable Certificates that, upon receipt of any notice (a "SUSPENSION NOTICE") from the Company of the happening of any event of the kind which, in the opinion of the Company, requires the amendment or supplement of any prospectus, such Holder will forthwith discontinue disposition of Registrable Certificates until such Holder's receipt of the copies of the supplemented or amended prospectus (which the Company shall prepare and file as promptly as practicable), or until it is advised in writing (the "ADVICE") by the Company that the use of the prospectus may be resumed, and such Holder has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Certificates current at the time of receipt of such notice. In the event the Company shall give any such Suspension Notice or after the Demand Registration has become effective the offering of the Registrable Certificates pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other governmental agency or court (collectively, an "ORDER"), the time period regarding the effectiveness of registration statements ----- set forth in Section 4(a)(ii) hereof shall be extended by the number of days (A) in the case of a Suspension Notice, during the period from and including the date of the giving of the


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      Suspension Notice to and including the earlier to occur of (x) the date on which each seller of Registrable Certificates covered by such registration statement shall have received the copies of the supplemented or amended prospectus and (y) the date of the Advice and (B) in the case of an Order, during the period from and including the date of the Order to and including the date on which the Company advises all Holders in writing that the Order is no longer in effect..

(c) REGISTRATION EXPENSES. All expenses incident to performance by the Company of or compliance with this Agreement including, without limitation, all registration and filing fees, invoiced reasonable fees and expenses of one legal counsel for all Holders of Registrable Certificates to be included in the registration statement, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Certificates), all word processing, duplicating and printing expenses (including expenses of printing certificates for the Registrable Certificates and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Certificates), messenger and delivery expenses, fees and expenses of counsel for the Company and the respective independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, and the fees and expenses of other persons retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES") will be borne by the Company whether or not any registration statement becomes effective; PROVIDED that in no event shall Registration Expenses include any underwriting discounts, commissions, or any out of pocket expenses of the Holders (or agents who manage their accounts) other than as expressly provided above.

(d) FAILURE TO FILE DEMAND REGISTRATION. The Parties acknowledge and agree that, in the event that a Demand Registration is not filed on or prior to the Required Filing Date and/or such Demand Registration is not effective within two hundred seventy (270) days after the Required Filing Date, then: (a) Amtrak will pay such Additional Sub-Rent as is set forth in Sections 2.1 and 2.2 of the Facility Sublease pursuant to the terms thereof, and (b) the Borrower will pay such additional interest as is set forth in Section 2.2 of the Loan and Security Agreement, dated as of the date hereof, between the Company and the Borrower pursuant to the terms thereof.

5.    INDEMNIFICATION

(a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each seller of Registrable Certificates, and each of its employees, advisors, agents, representatives, partners, officers, directors and affiliates and each Person who controls such seller (within the meaning of the Securities Act or the Securities Exchange Act) (collectively, the "SELLER AFFILIATES") (i) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, reasonable attorneys' fees except as limited by
      Section 5(c) below) arising out of or caused by any untrue or alleged untrue statement of a material fact contained in any registration


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      statement, preliminary prospectus, final prospectus, summary prospectus, or any amendment thereof or supplement thereto if the Company shall have furnished any amendments or supplements, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or alleged untrue statement or omission, and (iii) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged untrue statement or omission, to the extent that any such expense or cost is not paid under subparagraph (i) or (ii) above; except insofar as the same are made in reliance upon and in strict conformity with information furnished in writing to the Company by such seller or any Seller Affiliate for use therein. The reimbursements required by this Section 5(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(b) In connection with any registration statement in which a seller of Registrable Certificates is participating, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Company, its directors, agents, officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act) or the Company to the same extent as the foregoing indemnity from the Company to the selling Holders, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates for specific inclusion in such registration statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Certificates, and the liability of each such seller of Registrable Certificates will be in proportion to, and provided further that such liability will be limited to, the net amount received by such seller from the sale of Registrable Certificates pursuant to such registration statement.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person, unless such Person is materially adversely affected by a failure to receive such written notice) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; PROVIDED, HOWEVER, that any person entitled to indemnification hereunder shall have the right to employ separate


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      counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (X) the indemnifying party has agreed to pay such fees or expenses, (Y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (Z) in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. An indemnifying party will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. If such defense is assumed by the indemnified party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without the written consent (which consent shall not be unreasonably withheld) of the indemnifying party. If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party from all liabilities arising out of such proceeding or (2) the indemnified party otherwise consents in writing.

(d) Each Party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 5(a) or Section 5(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(d). The amount paid or payable by an indemnified party as result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 5(c), defending any such action or claim. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute an amount greater than the dollar amount of the net proceeds received by such Holder with respect to the sale of any Registrable Certificates. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 5(d) to contribute shall be several in proportion to the amount of Registrable Certificates registered by them and not joint.


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(e)   The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

6.    REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Holders that:

      (i) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and corporate authority to own, operate, and lease its properties and conduct its business as now conducted. The Company is duly qualified to do business and is in good standing in all jurisdictions in which the failure to so qualify would have a material adverse effect on the operations, business, financial conditions, assets, or liabilities of the Company and its Subsidiaries, taken as a whole.

      (ii) The Company has the corporate power and is duly authorized and empowered to enter into and perform its obligations under this Agreement. This Agreement has been duly and validly executed, and delivered and constitutes the legal, valid, and binding obligation of the Company, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforceability of creditors' rights generally and the application of general principles of equity and except as the enforceability of the indemnification provisions in this Agreement may be limited by applicable state and federal securities laws.

      (iii) The execution, delivery, and performance of this Agreement by the Company shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable statute, law, rule or regulation of any governmental authority, any applicable provision contained in the articles of incorporation or bylaws of the Company or contained in any agreement, instrument, or document to which the Company is a party or by which it is bound, or any order, ruling, judgment or decree of any court, arbitral body or governmental authority.

7.    COMPLIANCE WITH RULE 144

      With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of Registrable Certificates to the public without registration, at all times the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep available adequate current public information, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after it has become subject to the reporting requirements of the Securities Exchange Act;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act; and


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(c)   Furnish to each Holder of Registrable Certificates forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 ninety (90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, and of the Securities Act and the Securities Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request availing itself of any rule or regulation of the Commission allowing such Holder to sell any Registrable Certificates without registration.

8.    SUBSEQUENT INVESTORS

      The Company shall not grant registration rights or enter into any registration rights agreement or similar agreement with any Person which are equal to, superior to or conflict, impair or interfere in any way with the rights granted hereunder, without the consent of Holders, at the time of determination, of a majority of the Registrable Certificates.

9.    TERMINATION

      The provisions of this Agreement shall terminate upon the date of the earliest to occur of (i) in the event that the Trustee does not make a Demand Request in accordance with Section 2(a), the date that is 31 days from the date hereof, (ii) the date the Demand Registration is withdrawn from the Commission by the Company in accordance with Section 2(a) hereof, (iii) the date on which no Registrable Certificates are outstanding, and (iv) the date on which a Registration Statement has been effective for 90 days (after giving effect to Section 4(b), if applicable), PROVIDED, HOWEVER, that notwithstanding the foregoing the provisions of Sections 4(c), 4(d), 5, 10, 11 and 18 shall survive termination of this Agreement.

10.   NOTICES

      All notices and communications to be given or otherwise to be made to any Party to this Agreement shall be deemed to have been duly given or delivered by any Party, (i) when received by such Party if delivered by hand, (ii) upon confirmation when delivered by telecopy, or (iii) within one day after being sent by recognized overnight delivery service, and in each case addressed as follows:

      If to the Company:

                  A/P I Deposit Corporation
                  c/o Global Securitization Services, LLC
                  400 West Main Street
                  Suite 338
                  Babylon, New York  11702
                  Telecopy:
                  Attention: Andrew Stidd


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      If to Amtrak:

                  National Railroad Passenger Corporation
                  60 Massachusetts Avenue, N.E.
                  Washington, D.C.  20002
                  Telephone:  (202) 906-3311
                  Telecopy:  (202) 906-2174
                  Attention: Dale Stein

                  with a copy concurrently to:

                  Latham & Watkins
                  885 Third Avenue
                  New York, NY  10022
                  Telephone:  (212) 906-1241
                  Facsimile:  (212) 751-4864
                  Attention:  Kevin C. Blauch, Esquire

      If to the Trustee:

                  Wells Fargo Bank Northwest, N.A.
                  MAC U1254-031
                  79 South Main Street
                  Salt Lake City, UT 84111
                  Attention:  Corporate Trust Services
                  Facsimile No.:  801.246.5053

      If to any Holder, to the Trustee on behalf of such Holder.

      Any Party by written notice to the other Parties pursuant to this Section may change the address or the Persons to whom notices or copies thereof shall be directed.

11.   SUCCESSORS AND ASSIGNS

      This Agreement shall be binding upon the Parties and their respective successors and assigns. No Party may assign any of its rights or obligations under this Agreement, except in connection with sales and transfers of Certificates made in accordance with the terms and conditions of the Trust Agreement, or to a successor by merger or similar succession to the business or assets of such Person, in which case the term "Holder" shall be deemed to include such transferees or successors.

12.   _____________

      The Trustee, acting on behalf of the Holders, hereby acknowledges that the Company is a special purpose vehicle with limited assets and as such is relying on assistance by Amtrak and the Borrower under, and in accordance with the terms of, the Registration Rights Side Letter in order to perform its obligations hereunder.


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13.   MODIFICATION

      Except as otherwise provided herein, neither this Agreement nor any provision hereof can be amended, modified, changed, discharged, waived or terminated (each, an "AMENDMENT") except by an instrument in writing executed by the Company and the Trustee on behalf of the Holders, at the time of determination, of a majority of Fractional Undivided Interest of the Registrable Certificates, in which event such Amendment shall be binding upon all of the Parties in accordance with its terms, PROVIDED, that no such Amendment shall (i) amend the threshold of Registrable Certificates required to effect a Demand Registration pursuant to Section 2(a), or (ii) amend the provisions of Section 8, 9 or this Section 13, unless such Amendment has been unanimously approved by all Holders.

14.   WAIVER

      Any waiver by any Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Subject to the provisions of Section 13 hereof, any waiver must be evidenced by a writing signed by the Party against whom the waiver is sought to be enforced.

15.   AVAILABILITY OF EQUITABLE REMEDIES

      Each Party acknowledges that a breach of the provisions of this Agreement could not adequately be compensated by money damages. Accordingly, it is the intention of the Parties that any Party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and/or to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the Parties hereby consent to such injunction and to the ordering of specific performance.

16.   ENTIRE AGREEMENT

      This Agreement, together with the Trust Agreement and the Certificate Purchase Agreement and the Mortgage Documents with respect to those Parties hereto that are parties thereto as well, sets forth the entire understanding, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

17.   SEVERABILITY

      If any provision of this Agreement shall be determined to be illegal or unenforceable by any court of law of competent jurisdiction, the Parties intend that such provision shall be deemed not to form part of this Agreement and, the remaining provisions shall be severable and enforceable in accordance with their terms.


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18.   GOVERNING LAW

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws. The Parties agree that any suit, action or proceeding instituted against one or more of them with respect to this Agreement (including any exhibits hereto) shall be brought in any federal or state court located in the State of New York. The Parties, by the execution and delivery of this Agreement, irrevocably waive any objection or defense to the institution of any action in New York based on improper venue, the convenience of the forum or the jurisdiction of such courts, or from the execution of judgments resulting therefrom, and the parties hereto irrevocably accept and submit to the jurisdiction of the aforesaid courts in any suit, action or proceeding and consent to the service of process by certified mail at the address set forth in Section 10 hereof.

19.   CAPTIONS

      The captions herein are inserted for convenience only and shall not define, limit, extend or describe the scope of this Agreement or affect the construction hereof.

20.   COUNTERPARTS

      This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.



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            IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first set forth above.

                                A/P I DEPOSIT CORPORATION


                                By:
                                    ------------------------------------------
                                    Name:
                                    Title:


                                WELLS FARGO BANK NORTHWEST, N.A, not in its individual capacity, but solely on behalf of Holders as Trustee of Amtrak/Pennsylvania Station Lease Finance Trust-2001


                                By:
                                    ------------------------------------------
                                    Name:
                                    Title:





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